UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2021

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2021, The ODP Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with Lincoln Merger Sub Two LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“Seller”), CompuCom Super Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Seller (“CompuCom”), and Project Heritage Acquisition, LLC, a Delaware corporation and an affiliate of Variant Equity (“Purchaser”), pursuant to which Seller agreed to sell to Purchaser all of the issued and outstanding equity interest in CompuCom for consideration of up to $305 million, consisting of a cash purchase price equal to $125 million (subject to customary adjustments, including for cash, debt and working capital), an interest-bearing promissory note in the amount of $55 million (the “Note”), and an earn-out provision providing for payments of up to $125 million in certain circumstances (the “Earnout” and, such transaction, the “CompuCom Sale”).

Project Heritage Intermediate Holdings I, Inc., a Delaware corporation and parent entity of Purchaser, is the obligor under the Note (the “Obligor”). The Note accrues interest at six percent (6%) per annum, payable on a quarterly basis in cash or in-kind. The Note is payable in full on June 30, 2027 and must be prepaid in full if the Obligor (i) defaults under the Note, (ii) fails to own at least two thirds of CompuCom or (iii) sells more than twenty percent (20%) of CompuCom’s assets.

Under the Earnout, if Variant Equity receives dividends or sale proceeds from the CompuCom business equal to (i) three (3) times its initial capital investment (of approximately $25 million) in the CompuCom business plus (ii) fifteen percent (15%) per annum on subsequent capital investments, the Company will be entitled to fifty percent (50%) of any subsequent dividends or sale proceeds up to and until the Company has received an aggregate of $125 million.

The CompuCom Sale was consummated on December 31, 2021.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release issued on December 31, 2021 announcing the consummation of the CompuCom Sale is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As disclosed in the Company’s press release attached hereto as Exhibit 99.1, on December 31, 2021, the Company announced that its Board of Directors authorized an increase to the aggregate amount of common stock the Company may repurchase under the Company’s current share repurchase program to $650.0 million, an increase of $200.0 million. The stock repurchase program expires on June 30, 2022.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press release of The ODP Corporation, dated December 31, 2021.

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: January 3, 2022	/s/ N. DAVID BLEISCH
	Name:	N. David Bleisch
	Title:	EVP, Chief Legal & Administrative Officer and Corporate Secretary

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